                                                                      Exhibit 99

                             JOINT FILER INFORMATION

NAME:                                       Frost Gamma Investments Trust

ADDRESS:                                    4400 Biscayne  Blvd.
                                                     Miami, FL  33137

Designated Filer:                           Phillip Frost, M.D.

Issuer and Ticker Symbol:                   Ideation Acquisition Corp. (IDI)

Date of Event Requiring Statement:          July 2, 2009

                                            FROST GAMMA INVESTMENTS TRUST

                                            by:  /s/ Phillip Frost, M.D.
                                                --------------------------------

                                                 Phillip Frost, M.D., Trustee